Exhibit 99.1

Rex Energy Corporation Announces Date of 2009 Annual Meeting of Stockholders

STATE COLLEGE, Pa., Feb. 20, 2009 (GLOBE NEWSWIRE) — The board of directors of Rex Energy Corporation (the “Company”) (NASDAQ: REXX) announced today that the Company will hold its 2009 Annual Meeting of Stockholders on Thursday, May 7, 2009. The board of directors established Tuesday, March 31, 2009 as the record date for determining stockholders entitled to vote at the meeting, which will begin at 1:00 p.m. Eastern time and take place at the Ramada Conference Center State College, 1450 South Atherton Street, State College, Pennsylvania.

About Rex Energy Corporation

Rex Energy Corporation is an independent oil and gas company operating in the Illinois Basin and the Appalachian Basin of the United States. The company has pursued a balanced growth strategy of exploiting its sizable inventory of lower risk developmental drilling locations, pursuing its higher potential exploration drilling prospects and actively seeking to acquire complementary oil and natural gas properties.

For more information, contact:

Julia Williams, Investor Relations Coordinator

(814) 278-7130

jwilliams@rexenergycorp.com